Exhibit 99.5
                                 INTERPOOL, INC.
                               RIGHTS OFFERING OF
              9.25% CONVERTIBLE REDEEMABLE SUBORDINATED DEBENTURES

                  NOMINEE HOLDER OVERSUBSCRIPTION CERTIFICATION

     This form is to be used only by nominee holders of Interpool, Inc. (the "Company") common stock to exercise the oversubscription right in respect of rights with respect to which the basic subscription right was exercised. The terms and conditions of the rights offering are set forth in the prospectus of the Company dated July 8, 2002 (the "Prospectus"), and are incorporated herein by reference.

     The undersigned, a bank, broker or other nominee holder of Rights to purchase 9.25% Convertible Redeemable Subordinated Debentures, $25.00 principal amount (the "Debentures"), of Interpool, Inc. (the "Company") pursuant to the Rights offering (the "Offering") described and provided for in the Company's Prospectus, hereby certifies to the Company and American Stock Transfer & Trust Company, as Subscription Agent for such Offering, that for each numbered line filled in below (attach additional sheets if necessary) the undersigned has exercised, on behalf of the beneficial owner specified in the first column (which may be the undersigned), the number of Rights specified in the third column pursuant to the Basic Subscription Right (as defined in the Prospectus) and such beneficial owner wishes to subscribe for the purchase of additional Debentures pursuant to the Oversubscription Right (as defined in the Prospectus), in the amount set forth in the last column of such line:

                                                                        Number of Rights        Number of Debentures
                                                                           Exercised             Subscribed for
                 Name or Account            Number of Rights Held      Pursuant to Basic           Pursuant to
           Number of Beneficial Holder      by Beneficial Holder       Subscription Rights     Oversubscription Right
           ---------------------------      --------------------       -------------------     ----------------------
1.         __________________________          ______________            ______________            ______________
2.         __________________________          ______________            ______________            ______________
3.         __________________________          ______________            ______________            ______________
4.         __________________________          ______________            ______________            ______________
5.         __________________________          ______________            ______________            ______________
6.         __________________________          ______________            ______________            ______________
7.         __________________________          ______________            ______________            ______________
8.         __________________________          ______________            ______________            ______________
9.         __________________________          ______________            ______________            ______________
10.        __________________________          ______________            ______________            ______________


          _______________________________________                    _______________________________________
                  Name of Nominee Holder                                      DTC Participant Number

           By:__________________________________                     _______________________________________
              Name:                                                    DTC Basic Subscription Confirmation Number(s)
              Title:
              Phone Number:

           Dated: __________________________, 2002